                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           SPLIT SECOND TRADING, INC.
             (Exact Name of Registrant as Specified in its Charter)

        FLORIDA                          6799                         59-3615724
(State of Incorporation)     (Primary Standard Industrial       (I.R.S. Employer
                              Classification Code Number)    Identification No.)

                              100 S. ASHLEY DRIVE
                                   SUITE 2050
                              TAMPA, FLORIDA 33602
                TELEPHONE: (813) 505-8222 - FAX: (813) 227-9490
                         (Principal Executive Offices)

                                GEORGE CARAPELLA
                          CHIEF EXECUTIVE OFFICER AND
                         ACTING CHIEF OPERATING OFFICER
         (Address and Telephone Number of Principal Executive Offices)

                                   COPIES TO:
                           DAVID M. JEFFRIES, ESQUIRE
                     BUSH ROSS GARDNER WARREN & RUDY, P. A.
                             220 S. FRANKLIN STREET
                              TAMPA, FLORIDA 33602
                 TELEPHONE: (813) 224-9255 FAX: (813) 223-9620
           (Name, Address and Telephone Number of Agent for Service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement, as determined (by market conditions and other factors. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                   Proposed          Proposed
                                                                  Dollar           maximum            Maximum           Amount of
             Title of each class of securities                 Amount to be     offering price       Aggregate         Registration
                     to be registered                           registered         per Unit       Offering Price           Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share...................      2,000,000           $.50           $1,000,000           $264.00
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           SPLIT SECOND TRADING, INC.

                             CROSS REFERENCE SHEET

          Showing Location in Prospectus of Part I Items of Form SB-2



Item Number and Heading
in Form SB-2 Registration Statement                               Location In Prospectus
-----------------------------------                               ----------------------

1.     Front of Registration Statement and
       Outside Front Cover Page of Prospectus.....................Outside Front Cover Page

2.     Inside Front and Outside Back Cover
       Pages of Prospectus........................................Inside Front Cover Page;
                                                                  Outside Back Cover

3.     Summary Information and Risk Factors.......................Prospectus Summary; Risk Factors

4.     Use of Proceeds............................................Prospectus Summary; Use of Proceeds.

5.     Determination of Offering Price............................Outside Front Cover Page; Risk Factors

6.     Dilution...................................................Risk Factors; Dilution

7.     Selling Security Holders...................................Selling Security Holders

8.     Plan of Distribution.......................................Outside Front Cover Page

9.     Legal Proceedings..........................................Not Applicable.

10.    Directors, Executive Officers, Promoters
       and Control Person.........................................Management; Principal Shareholders

11.    Security Ownership of Certain Beneficial
       Owners and Management......................................Management; Principal  Shareholders

12.    Description of Securities..................................Risk Factors; Capitalization; Securities;
                                                                  Shares Eligible for Future Sale

13.    Interest of Names Experts and Counsel......................Legal Matters

14.    Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities.............Management

15.    Organization within Last Five Years........................Management; Principal Shareholders

16.    Description of Business....................................Prospectus Summary; Business


17.    Management's Discussion and Analysis or
       Plan of Operation..........................................Management's Discussion and Analysis

18.    Description of Property....................................Not Applicable

19.    Certain Relationships and Related Transaction..............Certain Transactions

20.    Market for Common Equity and Related
       Stockholder Matters........................................Outside Front Cover Page; Risk Factors;
                                                                  Description of the Securities

21.    Executive Compensation.....................................Management; Executive Compensation

22.    Financial Statements.......................................Financial Statements

23.    Change in and Disagreements with Accountants
       On Accounting and Financial Disclosure.....................Not Applicable

PROSPECTUS

                           SPLIT SECOND TRADING, INC.

                       2,000,000 SHARES OF COMMON STOCK,
                         OFFERING PRICE: $.50 PER SHARE


THIS PROSPECTUS relates to 2,000,000 shares of common stock $.001 par value (the "Shares") of Split Second Trading, Inc. (the "Company"), a development stage, Florida corporation. Of this amount 1,000,000 Shares are being offered by the Company and 1,000,000 Shares are being offered by the Company's founder and sole shareholder (the "Selling Shareholder"). The Selling Shareholder has agreed with the Company to not sell any of his Shares prior to the sale of all Shares being offered by the Company.

Prior to this offering (the "Offering"), there has been no public market for the Company's common stock and there is no assurance that such a public market will develop or continue after the completion of this Offering. The initial public offering prices of the Shares will be determined solely by the Company and bears no relation to the Company's earnings, assets, book value, net worth, or any other recognized criteria of value. Application will be made for quotation of the Company's common stock on the OTC Bulletin Board ("OTCBB").

The Shares will be offered on a "best efforts" basis by the Company through its officers and directors. There is no minimum amount of Shares that must be sold, and Offering proceeds will not be placed in any escrow account. This means that the Company will have the ability to use the Offering proceeds as they are received, regardless of how many Shares are sold. The Offering will continue for 180 days following the date of this Prospectus.

SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                                                                      Total
                                                                              Total              Proceeds to the
                                                      Underwriting        Proceeds to the            Selling
                             Price to Public            Discounts            Company               Shareholder

Per Share                         $.50                   $-0-                $500,000                $500,000


               THE DATE OF THIS PROSPECTUS IS April 19, 2000

                               TABLE OF CONTENTS


SECTION                                                                               PAGE NUMBER
-------                                                                               -----------


GENERAL INFORMATION.............................................................................4
PROSPECTUS SUMMARY..............................................................................5
         The Company............................................................................5
         The Offering...........................................................................5
RISK FACTORS....................................................................................6
         No Operating History...................................................................6
         Government Regulation..................................................................6
         Competition............................................................................7
         Dependence on Key Personnel; Need for Additional Executive Officers....................7
         Continued Control By Management........................................................7
         Shares Eligible for Future Sale........................................................8
         Dilution...............................................................................8
         Additional Financing...................................................................8
         Absence of Dividends...................................................................9
         Forward Looking Statements.............................................................9
         Offering Price Arbitrarily Determined..................................................9
         Absence of Public Market; Determination of Offering Price; Volatility..................9
         Penney Stock Regulation...............................................................10
USE OF PROCEEDS................................................................................11
DETERMINATION OF OFFERING PRICE................................................................12
         Dividend Policy.......................................................................12
         Dilution..............................................................................12
CAPITALIZATION.................................................................................14
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATION....................................................15
BUSINESS.......................................................................................15
         The Company...........................................................................15
         Online Trading Products and Services..................................................16
         The Online Trading Industry...........................................................16
         Growth Strategies for Expansion.......................................................16
         Trading System........................................................................17
         Quality & Customer Support............................................................17
         Industry Overview.....................................................................17


         Trends Within the Industry............................................................18
         Trend Toward Discount Brokers.........................................................18
         Trend Toward More Sophisticated Traders/Investors.....................................18
         Discount Brokers......................................................................18
         Online Brokers........................................................................19
         Marketing Strategy....................................................................19
         Employees.............................................................................19
         Legal Proceedings.....................................................................19
MANAGEMENT.....................................................................................20
         Directors and Executive Officers......................................................20
         Executive Compensation................................................................20
         Executive Officer, Chief Operating Officer, Secretary.................................21
         Director Compensation.................................................................21
         Employment Agreements.................................................................21
         Limitations on Personal Liability of Directors and Officers...........................21
PRINCIPAL SHAREHOLDERS.........................................................................22
SELLING SHAREHOLDERS...........................................................................23
DESCRIPTION OF SECURITIES......................................................................23
         Common Stock..........................................................................23
SHARES ELIGIBLE FOR FUTURE SALE................................................................23
TRANSFER AND WARRANT AGENT.....................................................................24
LEGAL MATTERS..................................................................................24
EXPERTS........................................................................................24
ADDITIONAL INFORMATION.........................................................................25

                              GENERAL INFORMATION

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE SHARES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE AFFECTED ON THE OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , and in connection therewith will file all reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company intends to furnish its shareholders with annual reports containing audited financial statements after the end of each fiscal year, and make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company's fiscal year ends on December 31 of each year.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is therefore urged to read this Prospectus in its entirety. Unless the context otherwise requires, the term "the Company" refers to Split Second Trading, Inc., a Florida corporation. This Prospectus contains forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed in "Risk Factors."

                                  THE COMPANY

Split Second Trading, Inc.(the "Company","we" or "us") is headquartered in Tampa, Florida and was formed for the purpose of providing online brokerage and financial services. The Company intends to offer a comprehensive range of services designed to attract a diverse range of investors, from the average investor to the sophisticated or retail and/or institutional stock trader. The Company plans to enter into agreement with third party service providers in order to offer an electronic trading system which will provide real time market data and process customer orders. The Company intends to offer its online trading system under the name "Split Second Trader." The Company intends to actively market and brand the name to attract stock traders with an interest in online securities trading.

The Company was incorporated in Florida in January 1999 and maintains its executive offices at 100 S. Ashley Drive, Suite 2050, Tampa Florida 33502. The Company's telephone number is (813) 505-8222.

                                  THE OFFERING


Securities Offered           2,000,000 shares of common stock, 1,000,000 of which are
                             being offered by the Company and 1,000,000 by the
                             Company's founder and sole shareholder.  See "Description of
                             Securities" and "Underwriting."

Maximum Offering Price       $.50 per share.

Use of Proceeds              General corporate purposes including, but not limited to,
                             organizing and registering as a broker/dealer with the National
                             Association of Securities Dealers, Inc. ("NASD"), marketing and working capital.

Risk Factors                 An investment in the Shares offered hereby involves a high degree of risk and  therefore the Shares should not be
                             purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the Shares should
                             carefully review and consider the factors set forth under "Risk
                             Factors" as well as other information contained herein, before purchasing any of the Shares.  See "Risk Factors."

                                  RISK FACTORS

An investment in the Shares being offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements and notes thereto.

NO OPERATING HISTORY

The Company was recently reorganized in January 1999 and has had no operations to date. Accordingly, the Company has no record of an operating history upon which investors may base an evaluation of its performance or any assumption as to the likelihood that the Company will be profitable. For at least the current fiscal year, the Company is likely to incur losses from startup operations as a result of, among other things, organization expenses, registration expenses, marketing and expansion costs. There can be no assurance that the Company will achieve profitability at any time in the future or, if achieved, sustain such profitability. Therefore, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by a new small business in a highly competitive industry. See "Business."

GOVERNMENT REGULATION

In order to offer online trading and other investment services, the Company will be required to become licensed with the NASD as a broker/dealer. The Company's business will be subject to extensive regulation at both the federal and state level, as well as by industry self-regulatory organizations ("SROs").

         The SEC is the agency primarily responsible or administration of federal securities laws. Much of the regulation of broker/dealers, however, has been delegated by the SEC to SROs, primarily the NASD. The NASD has the authority to adopt rules (which are subject to approval by the SEC) for governing the industry and the NASD conducts periodic examinations to ensure compliance. In the event that the Company violates the NASD rules, its NASD membership can be suspended or revoked and the NASD may impose fines upon it or censure it. Broker/dealers are also subject to regulation by state securities commissions in the states in which they are registered. The Company will be subject to the SEC's net capital rules, which will require it to maintain prescribed levels of capital in order to conduct business. The Company will use a portion of the proceeds from this Offering to meet the required minimums.

         The SEC, other governmental authorities and SROs have the authority to institute administrative or judicial proceedings against any entity subject to their jurisdiction, and the officers and employees of any such entity. These proceedings may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the de-registration or suspension of a broker/dealer, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on the Company's perceived creditworthiness, reputation and competitiveness. Customers of the Company or others who allege that they have been damaged by the Company's violation of applicable regulations also may seek to obtain compensation from the Company, including the unwinding of any transactions with the Company.

         In addition to the existing laws and regulations affecting the Company, additional legislation and regulations, amendments to existing laws and regulations may be adopted in the future, or changes in interpretations or enforcement of existing laws and regulations may be adopted in the future. Any such event could directly affect the manner and operation and profitability of the Company.

COMPETITION

The online financial services industry is highly competitive. The Company will compete with numerous companies such as E*Trade Group, Inc., AmeriTrade Holding Corp., Charles Schwab & Co., Inc., Discover Brokerage Direct, PC Financial Network, Datek Securities Corp. Most of the Company's competition are larger and have greater financial and other resources than the Company. Increased competition could result in price reductions which could materially adversely affect the Company's business prospects. Further, there can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not have a material adverse effect on its business, prospects, financial condition and results of operations. See "Business - Competition."

DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL EXECUTIVE OFFICERS

The Company is dependent to a great extent upon the experience, abilities and continued services of George Carapella, its Chief Executive Officer, acting Chief Operating Officer, Secretary and Director. The loss of services of Mr. Carapella would have a material adverse effect on the Company's business, financial condition or results of operation. The Company has entered into a three (3) year employment agreement with Mr. Carapella. In order to implement the Company's expansion strategy, the Company will need to hire additional executive officers, including an experienced chief financial officer and chief operating officer. There can be no assurance that the Company will be able to identify the proper individuals or that such individuals would be willing to be employed by the Company on terms acceptable to the Company. See "Management."

CONTINUED CONTROL BY MANAGEMENT

Upon the sale of all 1,000,000 Shares offered by the Company, management of the Company will beneficially own 80% of the Company's outstanding common stock. If all the Shares offered by the Selling Shareholder are sold, management will still own 60% of the Company's outstanding common stock. The Company's stockholders do not have the right to cumulative voting in the election of directors. Accordingly, management will be in a position to exert control over the business and operations of the Company, including the election of all directors of the Company and approval of all corporate transactions. See "Principal Stockholders."

SHARES ELIGIBLE FOR FUTURE SALE


The Company has issued and outstanding 4,000,000 shares of common stock which were issued to Mr. Carapella by the Company in a private transaction in reliance upon exemptions from registration under the Securities Act. Such shares may be sold only pursuant to an effective registration statement or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of common stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company, and who has not been an affiliate of the Company for 90 days prior to the sale and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Company's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices. See "Description of Securities - Shares Eligible for Future Sale."

DILUTION

The investors in this Offering will suffer immediate dilution of $.41 per Share. See "Dilution."

ADDITIONAL FINANCING

The Company anticipates that the proceeds from the Offering will be sufficient to fund the initial formation of a broker/dealer and implement the company's marketing program. Thereafter, the Company may need to raise additional funds to continue to implement its expansion strategy. There can be no assurance that additional financing will be available or if available will be on favorable terms.

ABSENCE OF DIVIDENDS

The Company is a development stage company and has never declared or paid any cash dividends on its common stock. The Company intends to retain its earnings, if any, to finance the growth and development of its business and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit the Company's ability to pay dividends on the common stock. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital and legal requirements and such other factors as the Board of Directors deems relevant. See "Dividend Policy."

FORWARD LOOKING STATEMENTS

This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act, and Section 21E of the Exchange Act. The actual results of the Company may differ significantly from the results discussed in such forward-looking statements. Certain factors which may cause such differences include, but are not limited to, the factors discussed in this "Risk Factors" section. The safe harbors contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, which apply to certain forward-looking statements, are not applicable to this Offering.

OFFERING PRICE ARBITRARILY DETERMINED

The Offering price of the Shares has been determined solely by the Company and is not necessarily related to the Company's assets, earnings, book value or any other objective standard of value.

ABSENCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE; VOLATILITY

Prior to this Offering, there has been no public market for the Shares, and there can be no assurance that any active trading market therefor will develop or, if any such market develops, that it will continue. Accordingly, unless and until a public market develops, purchasers of the Shares may experience difficulty selling or otherwise disposing of their Shares.

From time to time after this Offering, there may be significant volatility in the market price of the common shares. Quarterly operating results of the Company or other developments affecting the Company, such as announcements by the Company or its competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the Company's common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies.

PENNY STOCK REGULATION

The Company intends to seek quotations of the Company's securities on the NASDAQ's OTC Electronic Bulletin Board. In the absence of the common stock being quoted at a market price of at least $5.00 per share or certain other exemptions, trading of the common stock would be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Furthermore, broker/dealer's must disclose the compensation of the broker/dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on NASDAQ and equity securities issued by an issuer that has (i) net tangible assets in excess of $2,000,000, if such issuer has been in continuous operation for at least three years, or
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith.

The Company will initially be subject to the regulations applicable to penny stocks. Accordingly, the market liquidity for the Company's common stock will be affected, limiting the ability of broker/dealers to sell the securities and the ability of purchasers in this Offering to sell their Shares in the secondary market.

                                USE OF PROCEEDS

Assuming the sale of the securities offered hereby, the net proceeds to the Company, after deducting estimated expenses payable by the Company in connection with the Offering are estimated to be approximately $475,000. The Company expects to use the net proceeds as follows:

                                                                                       PERCENTAGE OF
PURPOSE                                            AMOUNT                              NET PROCEEDS
-------                                            ------                              -------------
Organizational and Broker
Registration Expenses                               $375,000                                79%

Working Capital                                     $100,000                                21%
                                                    --------                               ---

Total                                               $475,000                               100%


---------------

Pending application of the proceeds of this Offering, the Company intends to invest the net proceeds in certificates of deposit, money market accounts, United States government obligations or other short-term interest bearing obligations of investment grade.

The foregoing represents the Company's best estimate of its allocation of the net proceeds of the sale of the Shares based upon the Company's business plan and current economic and industry conditions and is subject to reapportionment among the categories listed above in response to, among other things, changes in its plans, regulations, industry conditions and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in the Company's contemplated operations or business plan and changes in economic and industry conditions.

The Company believes that the net proceeds of this Offering will be sufficient to organize a broker/dealer and to satisfy its capital needs for at least the next six months. This belief is based upon assumptions and there can be no assurance that the assumptions underlying the Company's plans will prove to be correct. After this six-month period, or sooner if the Company's assumptions prove to be incorrect, the Company may require additional capital in order to meet its then current plans for expansion and capital requirements. Such financing may take the form of common or preferred stock or debt securities, or may involve bank financing. There can be no assurance that the Company will be able to obtain additional capital on a timely basis, on favorable terms, or at all. In any of such events, the Company may be unable to implement its current plans for expansion. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                        DETERMINATION OF OFFERING PRICE

There is currently no public market for the Company's common stock. The Company plans to offer the Shares at prices determined from time to time by the Company, up to a maximum of $.50 per Share. The actual price at which Shares will be sold will be determined by various factors, including without limitation, general market conditions, the number of shares being purchased and the amount of funding required by the Company to implement its business plan.

                                DIVIDEND POLICY

The Company has never paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by the Company on its common stock will be at the discretion of the Board of Directors and will depend on its earnings, financial condition, cash flows, capital requirements and other considerations as the Board of Directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit the Company's ability to pay dividends on its common stock.

                                   DILUTION(1)

As of January 6, 2000, the net tangible book value of the Company's common stock was $ (13.065) or $(.0033) per share of the common stock. The net tangible book value of the Company's common stock is the tangible assets less total liabilities. Dilution per share represents the difference between the amount paid per share by purchasers in this Offering and the net tangible book value per share after the Offering.

After giving effect to the sale by the Company of 1,000,000 shares of common stock offered hereby and the application of the net proceeds thereof, the net tangible book value of the Company's Common Stock as of January 6, 2000 would have been approximately $461,935 or $.092 per share. This represents an increase in the net tangible book value per share of $.0957 to the Company's existing shareholders and an immediate dilution of $.41 per share to new stockholders purchasing common stock in this Offering.

The following table illustrates this dilution on a per share basis:


Assumed public offering price per share .............................................    $    .50

Net tangible book value per share before Offering ...................................    $ (.0033)

Increase per share attributable to payments by new stockholders .....................    $  .0957
                                                                                         --------

-------------------------

         (1) Assumes that the Company sells the Shares for $.50 per Share maximum offering price.


Dilution per share ..................................................................    $    .41
                                                                                         ========

         The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of common stock purchased from the Company, and the total consideration and the average price per share paid:

                                              PERCENTAGE
                                                 OF
                                              OUTSTANDING                        PERCENT OF    AVERAGE
                                 SHARES OF     SHARES OF           TOTAL           TOTAL        PRICE
                                  COMMON        COMMON         CONSIDERATION   CONSIDERATION     PER
                                  STOCK          STOCK           PAID(1)           PAID         SHARE
                                ----------    -----------      -------------   -------------  ---------

Existing Stockholder .........  4,000,000         80%          $    9,000          1.8%       $ .0023
New Investors ................  1,000,000         20%          $  500,000         98.2%       $   .50
TOTAL ........................  5,000,000      100.0%          $  509,000          100%       $   .10


--------------------
         (1) Consisting of $5,000 in cash and $4,000 in services.

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company as of January 6, 2000, and as adjusted to give effect to the sale by the Company of 1,000,000 Shares. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                                                       JANUARY 6, 2000     JANUARY 6, 2000
                                                                            ACTUAL          AS ADJUSTED(1)
                                                                       ---------------     ---------------
Total current liabilities:                                                  13,085              13,085
Long-term debt:
Stockholder's equity: Common stock $.001 par                                 4,000               5,000
value, 50,000,000 shares authorized; 4,000,000
shares outstanding; 5,000,000 shares outstanding
as adjusted
Additional paid-in capital                                                   5,020             500,020
Total Stockholders Equity                                                   (4,861)            495,159
Total Liability and Stockholders Equity                                   $  8,224            $508,244


-------------------------

         (1) Assumes sale of 1,000,000 shares of Common Stock at $.50 per Share, less expenses estimated to aggregate $25,000.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company was organized as a Florida corporation on January 6, 1999 and since its inception has been devoting most of its efforts developing its business plan, issuing common stock, raising capital, establishing its accounting systems, and other administrative functions, therefore the Company is in the development stage.

In October 1999, Mr. George Carapella paid a $5,000 retainer to a company attorney on behalf of the Company, in connection with the Company's efforts to register its securities with the SEC. Mr. Carapella considers this payment an additional capital contribution to the Company.

On January 6, 1999, the Company issued 4,000,000 shares of its $.001 par value respectively to George Carapella, its chief executive officer, and acting chief operating officer in exchange for organization efforts of the Company.

COMPARISONS OF OPERATIONS SINCE INCEPTION TO JANUARY 6, 2000

For the period ended January 6, 2000, the Company did not have any revenues as it is in the development stage. For the period ended January 6, 2000 salaries were $10,000 reflecting one month expense under the employment agreement to its Chief Executive Officer. During the same period, legal expenses were $2,830 reflecting normal legal expenses in connection with the Company's efforts to raise capital. Additionally, for the same period, amortization expenses were $1,061, as a result of amortization of its organization costs.

LIQUIDITY AND CAPITAL RESOURCES

The Company is in the development stage and its operations to date have been funded by its founder, George Carapella. Without the funding provided by the Offering, the Company will not have sufficient capital to implement its business plan to become a registered broker/dealer. (See "Risk Factors").

As of the date of this Prospectus, the Company had no material commitments for capital expenditures.

                                    BUSINESS

THE COMPANY

Headquartered in Tampa, Florida, The Company plans to seek registration as a Securities Broker/Dealer with the National Association of Securities Dealers, Inc. The Company plans to offer comprehensive range of services but will focus on on-line trading. The Company will contract with existing service providers to offer its financial products for the trading community. The Company's executive offices are located at 100
S. Ashley Drive, Suite 2050, Tampa, Florida 33602 and its telephone number is
(813) 505-8222.

ONLINE TRADING PRODUCTS AND SERVICES

The Company plans to contract with third party service providers to offer an electronic trading system which will employ cutting edge computer hardware and software to instantly deliver real-time market data and process customer orders. The system will be named and branded by the Company as the "Split Second Trader". As a supplement to electronic trading, the Company intends to offer quality quote, trading and research services, which we will provide by contracting with a clearing house that provides these services to broker dealer operating companies.

THE ONLINE TRADING INDUSTRY

The online trading sector is the fastest growing segment in the brokerage industry, growing at an average annual rate of 76% per year, as reported by Forrester Research, Inc. The growth in this sector has been fueled by the following trends:

         The explosion of personal computers and use of the Internet;
         Low cost, widespread Internet access;
         Free or low cost, high quality market related information online; Lower transaction costs online; and
         Market reform on NASDAQ, resulting in full disclosure of bid prices and market makers to the general public.

These factors have combined to create greater access to market information and the ability to offer faster execution of trades, further stimulating demand in the online arena. In December 1996, there were an estimated 1.5 million online brokerage accounts. Online investing accounts grew to 3.0 million by year end 1997, and are expected to increase to 14.4 million by the year 2002, carrying an estimated $688.0 billion of assets, up from $120.0 billion of assets in 1997. It is also estimated that more than 20% of online households will invest electronically by 2002.

GROWTH STRATEGIES FOR EXPANSION

The Company's goal is to become a technological, service oriented leader in the securities trading field, with operating systems and concepts to empower clients with real time information flow and quality execution systems, all provided by third party service providers. The Company will initially focus its efforts on marketing the Company's services, and will provide those services using third parties.

TRADING SYSTEM

To insure that users of Split Second Trader receive the quickest and most economical executions available, the Split Second Trader system will allow users to send NASDAQ orders directly to SelectNet. SelectNet is an electronic order posting and execution system which is only available to market makers and broker-dealers to trade with each other. Today, SelectNet is also used to direct a bid or offer to a specific market maker or to third market exchanges referred to as ECN's or Electronic Communication Networks. ECN's are a set of separate order posting and execution networks that provide participating firms and their clients' additional liquidity by opening other avenues for executing NASDAQ transactions.

QUALITY & CUSTOMER SUPPORT

Management realizes that quality customer support is paramount to building a good reputation and to establishing satisfied customers over the long term. Management also believes that given the generally poor level of customer support provided by other online brokerage services, developing an excellent customer support team is vital to the Company's efforts to differentiate itself from the competition. As such, customer support (trading, administrative, and technical) for all levels of service will be among the Company's highest priorities. The Company intends to develop a strong reputation for truly superior customer support at all levels. The Company will strive to hire individuals with experience in retail and discount brokerage to add value to its customer support team.

INDUSTRY OVERVIEW

The retail brokerage industry provides an array of financial services, including the trading of stocks and bonds; investing in mutual funds, IRAs and money market accounts and providing investment research. The industry is currently divided into three different segments: full service brokers, discount brokers and online brokers. Full service brokers command the highest commission rates typically between 3% and 10%, and provide advice on which stocks, bonds, commodities and mutual funds to buy or sell. A full-service broker may also offer an asset management account and advise of financial planning, tax shelters, income limited partnerships and new issues of stock.

In contrast, discount brokers and online brokers, charge commissions that range anywhere between 10% and 90% lower than full service brokers for similar services. Discount brokers emerged in the mid 1970's with the advent of negotiated commissions and the unbundling of investment services. These brokers did not provide advice, but rather executed orders to buy and sell securities at discounted commission rates. Since the 1970's, there has been an explosion of over 100 discount brokers nationwide to fill the increasing demand for low cost trading. By the 1990's, with the blossoming of the Internet, discount brokers began offering their customers an alternative way trading online to buy and sell securities.

Evolving from the discount brokerage segment of the retail brokerage industry, online brokers most of whom were discount brokers began offering online trading over the Internet during this period. Online trading further reduces the cost involved in executing a trade by elimination the human interaction required by traditional discount brokers. In return, online brokers pass those savings through to their customers, making these brokers the least expensive way to trade securities. Source: Forrester Research.

TRENDS WITHIN THE INDUSTRY

With the information age upon us, the retail brokerage industry has been undergoing dynamic changes. These have been primarily driven by the changing demographics of traders/investors and the methods by which to access information. As individuals become more sophisticated, they are demanding faster execution of trades and lower commission rates on transactions. Further, with advanced trading technologies, individuals are now able to obtain immediate access to real time information. As a result of these trends, discount and online brokers have flourished in recent years.

TREND TOWARD DISCOUNT BROKERS

In recent years, individuals have become much more pro-active in managing their own investments. In addition, since the deregulation of brokerage commissions in 1975 and the resulting unbundling of brokerage services, investors have been moving toward discount brokers for their trading activities.

TREND TOWARD MORE SOPHISTICATED TRADERS/INVESTORS

With the explosion of the Internet over the last few years, individual traders and investors now have access to volumes of market information (such as research reports, new releases and earnings releases). This has enabled individuals to bypass the traditional stockbroker and make more informed decisions on their own. As individuals become more sophisticated, the methods by which they are trading are also changing. Increasingly, individuals are placing orders via the Internet and trading online, versus directly placing an order with their broker via the telephone. These factors, in turn, have caused an increased demand for online brokerage services.

DISCOUNT BROKERS

With the trend in the industry moving towards providing discount and online brokerage services, competition between discount brokers will increase over the next few years. To offer a greater range of services, many discount brokers are now offering online trading to their customers. As online brokers continue to enjoy the fastest growth rates in the industry, more discount brokers will offer online services to accommodate their customers and capture a greater market share. This facet of discount brokers represents the biggest competition to the online category. Charles Schwab & Co., Inc. ("Schwab') is the leader in this segment. In addition, there are about 100 other national firms that compete with Schwab for discount broker clients, including E-Trade, AmeriTrade, Quick & Reily, Datek and most recently, Merrill Lynch & Co.

ONLINE BROKERS

There are approximately 30 online brokerage firms nationwide and this number is growing quickly. As this segment further matures, the companies that provide the highest quality customer service, the most state-of-the-art technology and the most competitive fee structures will be the leaders in the market.

MARKETING STRATEGY

The Company's management understands that targeted advertising will play a critical role in gaining market share and a strong presence in the Company online industry. With this in mind, the Company intends to develop an aggressive, comprehensive marketing plan to build its market and educate customers as well as developing brand name recognition and loyalty. The Company's advertising programs will be designed to capture market shares and provide "brand name" recognition.

EMPLOYEES

As of February 1, 2000, the Company had one full-time employee.

LEGAL PROCEEDINGS

The Company is not currently subject to any legal proceedings.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the directors and executive officers of the company:

NAME                                        AGE                        POSITION
----------------                            ---                        --------
George Carapella                            49                         Chief Executive Officer and Chief
                                                                       Operating Officer, Secretary and
                                                                       Director


A director is elected for a period of one year at the Company's annual meeting of shareholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation. Officers are appointed by, and serve at the discretion of, the Board of Directors. The Company's director does not presently receive any compensation his services as director.

Set forth below is a biographical description of the Company's director and executive officer.

GEORGE CARAPELLA has served as Chief Executive Officer, Chief Operating Officer and director of the Company since its formation in January 1999. Mr. Carapella is presently also the Chief Executive Officer, President and Director of TravelLink Services, Inc., a Tampa, Florida based company formed in April 1999 that provides a travel referral program for the benefit of travel agents. His responsibilities at such company include marketing, development and strategic planning. Prior to undertaking such position, from 1995 to 1998, Mr. Carapella was the Director of Footcare Centers of America, Inc, a Florida corporation developed to consolidate the podiatric industry. He assisted the company in developing its marketing program and choosing strategic management partners to evolve the company to the point where underwriters and investment bankers would consider financing the company. From 1990 to 1995, Mr. Carapella founded and served as the Chief Executive Officer and a Director of 1-800-Low Airfare. Such company was formed to provide air travel programs for the consumers benefit at cost effective rates by implementing a marketing program through the use of a vanity numbers, which are used to market travel such as 1800-fly-wings and # Fly, and then negotiating rates with the airlines to provide the most cost effective fares available in the market.

EXECUTIVE COMPENSATION

The following table sets forth the compensation payable to the Company's management:

NAME AND PRINCIPAL POSITION                 YEAR              SALARY           OTHER COMPENSATION
---------------------------                 ----              ------           -------------------------
GEORGE CARAPELLA                            2000               $120,000        $400/MONTH CAR ALLOWANCE
EXECUTIVE OFFICER,

CHIEF OPERATING OFFICER, SECRETARY

The Company has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees but the Board of Directors may recommend one or more such programs for adoption in the future.

DIRECTOR COMPENSATION

Directors of the Company who are not salaried officers will receive no fee for attending each Board meeting or meeting of a committee of the Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. In the future, the Company reserves the right to issue shares of the Company's common stock to non-officer Board members for their agreement to become a Board member.

EMPLOYMENT AGREEMENTS

Mr. Carapella has entered into a three year Employment Agreement at a base salary of $120,000 per annum with cost of living increases for years 2 and 3. Mr. Carapella also received an auto allowance, of $400 per month, medical insurance coverage and inclusion in a 401K plan if the Company implements such a program.

LIMITATIONS ON PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

         In general, our articles of incorporation and bylaws provide the following:

         - That the board of directors fix the number of directors within a specified range. At present we have one director;

         - The existing directors will fill any vacancy or newly created directorship with any new director; and

         - Only the chairman of the board, the board of directors or the president can call a board of directors meetings.

         We are a Florida corporation and we are subject to the Florida Business Corporation Act. Under the laws of Florida, the articles of incorporation can be amended only with the approval of our board of directors and our shareholders. Our bylaws provide that they cannot be amended without the approval of a majority of our board of directors.

Provisions of the Florida Business Combination Law, of our articles of incorporation and bylaws may discourage or make more difficult the acquisition of control of Split Second through a tender offer, open market purchase, proxy contest or otherwise. These provisions are intended to discourage or may have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Split second first to negotiate with us. Our management believes that the foregoing measures, many of which are substantially similar to the takeover-related measures in effect for many other publicly-held companies, provide benefits by enhancing our ability to negotiate with a person making an unfriendly or unsolicited proposal to take over or restructure Split Second. We believe that these benefits outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Provisions of the Florida Business Combination Law, in addition to provisions of our articles of Incorporation and bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have anti-takeover effect.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of the date of this Prospectus by
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) by each officer and director of the Company, and (iii) by all officers and directors of the Company as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite his, her or its name.

                                                                             Percent of             Percent of
                                         Amount and Nature of               Class Before            Class After
Name of Beneficial Owner                Beneficial Ownership(1)               Offering               Offering
------------------------                -----------------------             ------------            -----------

George Carapella                              4,000,000                          100%                    80%
3818 S. Nine Drive,
Valrico, Florida 33594.

All Officers and
Directors as a Group (one person)             4,000,000                          100%                    80%


----------------------

The persons named in the table have sole voting and investment power with respect to all shares of common stock.

SELLING SHAREHOLDERS

Mr. Carapella, the Company's founder, sole Board member and Chief Executive Officer, is registering for sale 1,000,000 of his 4,000,000 Shares. Mr. Carapella has agreed with the Company that he will not sell any of his Shares until the Company has sold all 1,000,000 Shares offered by the Company. Assuming the Company sells all 1,000,000 Shares and Mr. Carapella sells all 1,000,000 Shares he is registering, Mr. Carapella will still own 60% of the Company's then issued and outstanding common stock. The Company is paying all costs and expenses associated with registering for sale Mr. Carapella's Shares.

DESCRIPTION OF SECURITIES

The following summary description of the Securities is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended, and its By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

The Company is authorized to issue 50,000,000 shares of common stock, $.001 par value per share. As of the date of this Prospectus, prior to giving effect to the securities to be issued in the Offering, there are 4,000,000 shares of Common Stock outstanding and held by one stockholder of record.

COMMON STOCK

Holders of shares of common stock are entitled to one vote per share of common stock on all matters submitted to a vote of stockholders of the Company and to receive dividends when declared by the Board of Directors from funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of shares of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of shares of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights. See "Risk Factors" and "Dividend Policy."

SHARES ELIGIBLE FOR FUTURE SALE

All Shares of common stock being offered hereby will be immediately tradable without restriction or further registration under the Securities Act. The outstanding shares of common stock include 4,000,000 Shares of common stock outstanding deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were purchased or acquired by such stockholders of the Company in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. All of such restricted Shares of common stock are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule.

In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of the Company, may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. The number of shares of common stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who has beneficially owned shares acquired from the Company or an affiliate of the Company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Company's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair the Company's ability to raise capital through the sale of its equity securities.

TRANSFER AND WARRANT AGENT

Corporate Stock Transfer, Inc. a Colorado based transfer agent will provide services to the Company. Corporate Stock Transfer is located at 3200 Cherry creek Drive South, Suite 430, Denver, Colorado 80209 and their telephone number is (303) 282-4800 with a contact person of Carylyn Bell or Sally Rogers.

LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for the Company by David M. Jeffries, an attorney with the law firm of Bush Ross Gardner Warren & Rudy, P.A., 220 S. Franklin Street, Tampa, Florida 33602

EXPERTS

The audited balance sheets of the Company were prepared by Baumann Stahl & Raymond & Company, P.A., 11210 N. Dale Mabry, Tampa, Florida 33618 and the related Statements of Operations, Statements of Stockholders' Equity and Statements of Cash Flows have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Shares offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and references are made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements (as well as proxy reports and other information when filed) filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the SEC's Website (http://www.sec.gov). At the date hereof, the Company was not a reporting company under the Exchange Act.

                                    CONTENTS

                                                                     PAGE
                                                                     ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    27

FINANCIAL STATEMENTS -

    BALANCE SHEET                                                     28

    STATEMENT OF OPERATIONS                                           29

    STATEMENT OF CASH FLOWS                                           30

    STATEMENT OF STOCKHOLDERS' EQUITY                                 31

NOTES TO FINANCIAL STATEMENTS                                         32

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Split Second Trading, Inc.
Tampa, Florida

We have audited the accompanying balance sheet of Split Second Trading, Inc. (a development stage company) as of January 6, 2000, and the related statements of operations, cash flows and stockholders' equity for the period from January 6, 1999 (inception) to January 6, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Split Second Trading, Inc. at January 6, 2000 and the result of its operations, its cash flows in conformity with generally accepted accounting principles.

BAUMANN, STAHL, RAYMONDO & COMPANY, P.A.
Tampa, Florida
January 6, 2000

                           SPLIT SECOND TRADING, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                                JANUARY 6, 2000

                                     ASSETS

CURRENT ASSETS
      Cash                                                            $     20
      Deferred offering costs                                            5,000
                                                                       -------
             Total current assets                                        5,020

OTHER ASSETS
      Organization costs, net of amortization of $1,051                  3,204
                                                                       -------
                   TOTAL ASSETS                                       $  8,224
                                                                       =======

                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                                $  3,085
      Accrued salaries                                                  10,000
                                                                       -------
             Total current liabilities                                  13,085

STOCKHOLDERS' EQUITY
      Common stock, $.001 par value, 50,000,000 shares
             authorized, 4,000,000 shares issued and outstanding         4,000
      Additional paid-in capital                                         5,020
      Accumulated deficit during development stage                     (13,881)
                                                                       -------
             Total stockholders' equity                                 (4,861)
                                                                       -------
                   LIABILITIES AND STOCKHOLDER'S EQUITY               $  8,224
                                                                       =======


            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                          of this financial statement.

                           SPLIT SECOND TRADING, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
                 JANUARY 6, 1999 (Inception) TO JANUARY 6, 2000


REVENUE                                    $        --

OPERATING EXPENSES
       Salaries and benefits                    10,000
       Legal and professional fees               2,830
       Amortization                              1,051
                                           -----------
       TOTAL OPERATING EXPENSES                 13,881
                                           -----------
NET LOSS DURING DEVELOPMENT STAGE          $   (13,881)
                                           ===========

EARNINGS PER COMMON SHARE                  $       NIL
                                           ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
       OUTSTANDING                           4,000,000
                                           ===========

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                   The accompanying notes are an integral part
                          of this financial statement.

                           SPLIT SECOND TRADING, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
                 JANUARY 6, 1999 (Inception) TO JANUARY 6, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                 $(13,881)

       Adjustments to reconcile net loss to net cash provided
            by operating activities:
                  Amortization                                     1,051

       (Increase) decrease in current assets:
            Prepaid expenses                                      (5,000)

       Increase (decrease) in current liabilities
            Accounts payable                                       3,085
            Accrued salaries                                      10,000
                                                                --------
                  Total adjustments                                9,136
                                                                --------

            Net cash flows (used) by operating activities         (4,745)
                                                                --------

       CASH FLOWS FROM INVESTING ACTIVITIES
            Insuance of common stock                               5,020
            Increase in organization costs                        (5,255)
                                                                --------

            Net cash flows from investing activities                (235)
                                                                --------

       CASH FLOWS FROM FINANCING ACTIVITIES                           --
                                                                --------

       NET INCREASE IN CASH                                     $     20
                                                                ========



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                   The accompanying notes are an integral part
                          of this financial statement.

                           SPLIT SECOND TRADING, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
               FROM JANUARY 6, 1999 (Inception) TO JANUARY 6, 2000

                                                                                                         ACCUMULATED
                                                                                                            LOSS
                                                                                                           DURING
                                                 COMMON                            PAID-IN               DEVELOPMENT
                                                 SHARES           CAPITAL          CAPITAL                  STAGE
                                                 ------           -------          -------               ------------
STOCK ISSUANCES:

    Issuance of common stock to
      George Carapella in exchange
      for organization efforts               4,000,000          $   4,000          $      --          $      --
    Cash payment for expenses paid
      to George Carapella                           --                 --              5,020                 --
    Loss during development stage                   --                 --                 --            (13,881)
                                             ---------          ---------          ---------          ---------
      TOTAL                                  4,000,000          $   4,000          $   5,020          $ (13,881)
                                             =========          =========          =========          =========



            Read report of independent certified public accountants.
                  The accompanying notes are an intergral part
                         of these financial statements.

                           SPLIT SECOND TRADING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENT
                                 JANUARY 6, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Split Second Trading, Inc. (a Florida corporation organized January 6, 1999) is a development stage company, and as such has devoted most of its efforts since its inception in developing its business plan, issuing common stock, raising capital and obtaining financing, establishing its accounting systems, and other administrative functions.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers amounts held by financial institutions and short term investments with an original maturity of 90 days or less to be cash and cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Company records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "ACCOUNTING FOR INCOME TAXES". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates. Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

As of January 6, 2000 deferred taxes were recorded in the accompanying financial statements.

NOTE  C -  RELATED PARTY TRANSACTIONS

On January 6, 1999, the Company issued 4,000,000 shares of its $.001 par value respectively to George Carapella, its chief executive officer, and acting chief operating officer in exchange for organization efforts of the Company.

In October 1999, Mr. Carapella paid a $5,000 retainer to one of the Company's attorneys in behalf of the Company, which Mr. Carapella considers an additional capital contribution to the Company.



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                                      -32-

                           SPLIT SECOND TRADING, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENT
                                 JANUARY 6, 2000


NOTE C -  RELATED PARTY TRANSACTIONS (CONTINUED)

In December 1999, the Company has established a 3-year employment agreement with Mr. Carapella with a base salary of $120,000 respectively, which includes cost of living increases, auto allowance, medical insurance coverage and inclusion in a future 401K plan.

NOTE D - STOCK OPTION PLAN

In December 1999, the Company established a 10-year stock option plan, whereby up to 1,000,000 shares of the Company's $.001 par value common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company. No options have been granted under this plan.






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                                      -33-

                                    PART II


ITEM     24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 607.0850(1) of the Florida Business Corporation Act (the "Corporation Act") provides that a Florida corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 607.0850(2) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 607.085 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.085 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

         The Company's Certificate of Incorporation and By-laws provide that the Company shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 607.085 of the Corporation Act. Reference is made to the Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively.

ITEM     25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses to be borne by the Company in connection with the issuance and distribution of the Shares pursuant to the Offering. The Company will pay all costs and expenses associated with registering Mr. Carapella's shares.


SEC registration fee                                          $ 264.00

NASD filing fee                                               $

NASDAQ SmallCap Market fee                                    $

Estimated Legal fees and expenses                             $ 15,000

Estimated Accounting fees                                     $  2,000

Estimated Blue Sky fees and expenses                          $  1,000

Estimated Printing and engraving expenses                     $  2,000

Estimated Miscellaneous                                       $  4,736

         Total fees and expenses                              $ 25,000

ITEM     26. RECENT SALES OF UNREGISTERED SECURITIES

On January 6, 1999, the Company issued 4,000,000 Shares of its Common Stock to George Carapella in exchange for services to be rendered to the Company.

ITEM     27. EXHIBITS

         3(i)     Article of Incorporation
          (ii)    By-Laws

         10       Employment Agreement with George Carapella

         23       Accountant's Consent

         27       Financial Data Schedule (for SEC use only)

ITEM     28. UNDERTAKINGS

         1. The Registrant will, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         4. The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Tampa, State of Florida on the 5th day of April, 2000.

                                    SPLIT SECOND TRADING, INC.



                                    By:  /s/ George Carapella
                                       -------------------------------------
                                       George Carapella, Chief Executive Officer
                                       Chief Operating Officer,
                                       Secretary and Director